Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of InterMedia Outdoor Holdings, Inc. (File No. 333-185106) of our report dated November 15, 2012, relating to the consolidated financial statements of InterMedia Outdoors Holdings, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

January 23, 2013